                                                                      EXHIBIT 21

                  SUBSIDIARIES OF CROWLEY MARITIME CORPORATION*

ALASKA SUBSIDIARY

Crowley Alaska, Inc.

BERMUDA SUBSIDIARY

Beacon Insurance Company Limited
RoRo Partners Limited (50% owned by Crowley Liner Services, Inc)

BRAZIL SUBSIDIARIES

Crowley Logistics do Brasil, LTDA
Crowley Marine Services do Brasil, LTDA
Delta Brazil

CALIFORNIA SUBSIDIARIES

8th Avenue Terminals, Inc.
Crowley Launch & Tugboat Co.
Marine Response Alliance LLC (33.3% owned by Crowley Marine Services, Inc) Red Stack Tug Co., Inc.

COLOMBIAN SUBSIDIARY

Coordinadora del Caribe Transmodal, S.A.

COSTA RICA SUBSIDIARY

Terminales y Maintenimento, S.A.
Crowley Logistics of Costa Rica C.L.C.R. S.A.

DELAWARE SUBSIDIARIES

American Marine Transport, Inc.
Blue Coast Bareboat Company LLC
Crowley Energy Support Services, Inc.
Crowley Heerema Marine Services LLC (50% owned by Crowley Marine Services, Inc.) Crowley Liner Services, Inc.
Crowley Logistics, Inc.
Crowley Marine Services, Inc.
Crowley Petroleum Transportation, Inc.
Frances Owner Corporation
Intrepid Bareboat Corporation
Intrepid Personnel & Provisioning, Inc.
Intrepid Ship Management, Inc.
Julius Owner Corporation
Marine Chemical Carriers Company LLC
Marine Chemical Navigation Company LLC

Marine Chemical Steamship Company, Inc.
Marine Navigation Company, Inc.
Marine Personnel & Provisioning Company LLC
Marine Transport Corporation
Marine Transport Lines, Inc.
Marine Transport Management, Inc.
Mormac Marine Enterprises, Inc.
Mormac Marine Transport II, Inc.
OMI Challenger Transport, Inc.
Oswego Shipping Corporation
Rover Transport, Inc.
Stolt Marine Tankers LLC
Vessel Management Services, Inc.

EL SALVADOR SUBSIDIARIES

Crowley Logistics El Salvador, S.A. de C.V.
Crowley Transportes El Salvador S.A. de C.V.

FLORIDA SUBSIDIARY

Apparel Transportation, Inc.

GUATEMALA SUBSIDIARY

Crowley Logistics de Guatemala, S.A.
Crowley Zona Franca S.A.

LIBERIAN SUBSIDIARIES

World Transportation Company

LOUISIANA SUBSIDIARY

Crowley Towing & Transportation Co.

MALAYSIA SUBSIDIARY

Crowley Maritime (West Malaysia) SDN.BHD.

MEXICO SUBSIDIARY

Crowley Logistics de Mexico S. de R.L. de C.V.

NEVADA SUBSIDIARY

Clean Pacific Alliance LLC

NEW YORK SUBSIDIARY

Courier Transport, Inc.

PANAMA SUBSIDIARIES

Brinkerhoff Maritime Drilling S.A.
Crowley International Services, S.A.

Trailmovil, S.A.

PUERTO RICO SUBSIDIARIES

Crowley Liner Services Puerto Rico, Inc.
Trailer Marine Transportation, Inc.

RUSSIA SUBSIDIARIES

Crowley Far East Services LLC
Crowley Sakhalin LLC
Panalpina Crowley Marine Services Russian Far East Services LLC (50% owned by Crowley Far East Services LLC)

VENEZUELA SUBSIDIARIES

Crowley Marine Services de Venezuela, S.A.

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* Listed under the applicable state or other jurisdiction of incorporation or organization.